As filed with the Securities and Exchange Commission on May 29, 1997
                                              Registration No.   -_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                Canada                                   Not applicable
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

      17304 Preston Road, Suite 200
             Dallas, Texas                                    75252
(Address of principal executive offices)                    (Zip Code)

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                    DENBURY RESOURCES INC. STOCK OPTION PLAN
                            (Full title of the plans)
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              Phil Rykhoek                                   Copy to:
         Chief Financial Officer                          Donald Brodsky
          Denbury Resources Inc.                          Deidre Treadwell
       17304 Preston Road, Suite 200                    Jenkens & Gilchrist,
            Dallas, Texas 75252                      A Professional Corporation
               (972) 713-3000                         1100 Louisiana, Suite 1800
    (Name, address and telephone number                 Houston, Texas 77002
  including area code of agent for service)                 (713) 951-3300

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                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                         Maximum       Maximum
Title of Class of                       Offering      Aggregate      Amount of
Securities to be     Amount to be      Price per     Offering      Registration
   Registered      Registered (1)(2)  Share (3)(4)  Price (3)(4)      Fee (4)
--------------------------------------------------------------------------------
Common Shares,
 No par value          1,193,525          $13.35      $15,933,559     $4,828.35
=================  ================= =============== ============== ============

     (1) The securities to be registered are additional shares reserved for issuance under the Registrant's Stock Option Plan (the "Plan").
     (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Shares issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
     (3) Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Shares offered hereunder pursuant to the Plans is a weighted average price based on (i) 308,525 shares of Common Shares originally reserved for issuance under the Plans and that are not currently subject to outstanding stock options, at a price per share of $15.25, which is the average of the highest and lowest selling price per share of Common Shares by the New York Stock Exchange on May 23, 1997; and (ii) 885,000 of Common Shares reserved for issuance under the Stock Option Plan and subject to stock options already granted thereunder and outstanding as of May 28, 1997 at an average exercise price of $12.69.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier Registration Statement (Registration No. 333-1006) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.


Item 8.  Exhibits.

     (a) Exhibits.

         The following documents are filed as a part of this registration statement.

Exhibit
Number                     Document Description

4           Amendment to Denbury Resources Inc. Stock Option Plan

5           Opinion of Burnet, Duckworth & Palmer.

23          Consent of Deloitte & Touche.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on May 29, 1997:

                                           Denbury Resources Inc.

                                        By:  /s/ Phil Rykhoek
                                           ------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                       Capacity                           Date

/s/ Ronald G. Greene        Chairman of the Board of Directors      May 29, 1997
------------------------
Ronald G. Greene


/s/ Gareth Roberts          President  and  Chief  Executive        May 29, 1997
------------------------    Officer and Director
Gareth Roberts              (Principal Executive Officer)


/s/ Phil Rykhoek            Chief Financial Officer and             May 29, 1997
------------------------    Secretary
Phil Rykhoek                (Principal Financial Officer)


/s/ David M. Stanton        Director                                May 29, 1997
------------------------
David M. Stanton

/s/ Wieland F. Wettstein    Director                                May 29, 1997
------------------------
Wieland F. Wettstein

                              INDEX TO EXHIBITS


                                                                    Sequential
 Exhibit                                                               Page
 Number                      Document Description                     Number

4           Amendment to Denbury Resources Inc. Stock Option Plan        5

5           Opinion of Burnet, Duckworth & Palmer.                       6

23          Consent of Deloitte & Touche.                                8



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